UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007, R. Jordan Greenhall resigned as a member of the Board of Directors of DivX, Inc. (the “Company”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2007, our Board of Directors amended Article VII, Sections 34 and 36 of our Amended and Restated Bylaws, to allow for the issuance of uncertificated shares of our capital stock. Under recent amendments to the Marketplace Rules of The NASDAQ Stock Market LLC, listed issuers are required to be eligible for a direct registration system whereby shares would be uncertificated and represented by electronic record. A copy of our Amended and Restated Bylaws is attached as Exhibit 3.2 hereto.

Item 7.01. Regulation FD Disclosure.

On December 20, 2007, the Company issued a press release announcing Mr. Greenhall’s resignation from the Board of Directors of the Company and an update on the process on Stage6. A copy of the Company’s press release is included herewith as Exhibit 99.1.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

3.2	Amended and Restated Bylaws
99.1	Press release of DivX, Inc. dated December 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: December 20, 2007	By:	/s/ Dan L. Halvorson
	Name:	Dan L. Halvorson
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws
99.1	Press release of DivX, Inc. dated December 20, 2007